Points International Provides 2006 and 2007 Business Outlook

TORONTO, October 6, 2006 – Points International Ltd. (PIL) (TSX: PTS; OTCBB: PTSEF)—owner and operator of the world’s leading reward-management portal, Points.com—today provided a business outlook for both fiscal year 2006 and 2007.

The Company expects revenue for 2006 to be between $11.5 million and $13 million. EBITDA (earnings before interest, taxes, depreciation and amortization) is expected to be significantly improved in the third quarter, and as previously announced, the Company expects to achieve EBITDA profitability in the fourth quarter of 2006. For 2007, the Company expects revenues to be between $16 million and $20 million and to achieve a positive EBITDA for the year. The revenue outlook assumes that the existing products and services will continue to perform along historical growth curves and that the transaction rates of new contracted products and services will grow in manner consistent with the Company’s experience with existing partners. In addition to the revenue assumptions above, the expense outlook incorporates modest expense growth versus the prior year. This outlook is based on the Company's current views; however actual outcomes are not certain.  For more information see the safe harbor statement below.

“We are very pleased with the progress we continue to make in our business,” commented Rob MacLean, Chief Executive Officer of Points International. “We have established several new relationships during the year and are enthusiastic about our strong Business development pipeline. Coupled with the continued growth in our current operation we anticipate the improved financial outlook as indicated above”.

Points International will report financial results for the three months ended September 30, 2006 on November 8, 2006 and will hold a conference call at that time to discuss those results in more detail.

About Points International Ltd.

Points International Ltd. is owner and operator of Points.com, the world’s leading reward-program management portal. At Points.com consumers can Swap, Earn, Buy, Gift, Share and Redeem miles and points from more than 25 of the world’s leading reward programs. Participating programs include American Airlines AAdvantage® program, American Express® Membership Rewards®, Aeroplan®, AsiaMiles™, Cendant TripRewards®, Delta SkyMiles®, Gold Points Reward Network, InterContinental Hotels Group’s Priority Club® Rewards, and S&H greenpoints. Redemption partners include Amazon.com® and Starbucks.
Website: http://www.points.com
Safe Harbor Statement
This press release contains or incorporates forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of the "safe harbour" provisions of applicable Canadian provincial securities legislation (collectively "forward-looking statements").  These forward-looking statements relate to, among other things, our guidance for 2006 and 2007 with respect to revenue, EBITDA, and our objectives, strategic plans and business development goals and may also include other statements that are predictive in nature or that depend upon or refer to future events or conditions and can generally be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" or similar expressions  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  These statements are not historical facts but instead represent only the Company's expectations, estimates and projections regarding future events.

Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and undue reliance should not be placed on such statements.  Certain material factors or assumptions are applied in making forward-looking statements and actual results may differ materially from those expressed or implied in such statements.  Important factors that could cause actual results to differ materially are referred to in the body of this news release and also include the risks and uncertainties discussed herein, the matters set forth under "Risks and Uncertainties" contained in the Company's Annual Information Form filed with applicable securities regulators and the factors detailed in the Company's other filings with applicable securities regulators, including the factors detailed in the Company's annual and interim financial statements and the notes thereto.  The Company does not undertake any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. All dollar amounts herein are in Canadian dollars unless otherwise specified.
For investor relations:
Steve Yuzpe, CFO, Points International Ltd., (416) 596-6382, steve.yuzpe@points.com;
Allyson Pooley, Integrated Corporate Relations, (310) 954-1100, Allyson.Pooley@icrinc.com.

For partnerships and other inquiries:
Peter Lockhard, Senior Vice President Partners, Points International Ltd., (416) 596-6392, peter.lockhard@points.com.